UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

Current report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 21, 2026

BAYCOM CORP
(Exact name of registrant as specified in its charter)

California	001-38483	37-1849111
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 Ygnacio Valley Road, Suite 200, Walnut Creek, CA	94596
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 476-1800

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCML	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2026, the Compensation Committee of the Board of Directors of BayCom Corp (the “Company”) recommended, and the Board of Directors adopted, a 2026 Performance Stock Unit Program (the “PSU Program”) for senior executive officers of the Company and United Business Bank, the Company's wholly owned banking subsidiary, and approved initial awards thereunder. The PSU Program is established under the BayCom Corp 2024 Omnibus Incentive Plan.

Under the PSU Program, participants may be granted performance stock units (“PSUs”), each representing the right to receive one-half of one share of the Company's common stock, no par value, and a cash payment equal to the Fair Market Value of one-half of one share of common stock on the applicable settlement date. PSUs are earned and will become “Banked PSUs” when the volume-weighted average price per share of the Company's common stock equals or exceeds a specified threshold price for twenty (20) consecutive trading days (the “Market Vesting Condition”). No PSUs will become Banked PSUs until the Compensation Committee certifies in writing that the Market Vesting Condition has been satisfied. Banked PSUs will be settled as promptly as practicable following the third anniversary of the grant date, with one-half in shares of common stock and one-half in cash valued as of the settlement date. Following the date on which PSUs become Banked PSUs, participants will be credited with dividend equivalent units on the balance of Banked PSUs for each cash dividend paid by the Company on its common stock, which will be settled together with the Banked PSUs on the same 50/50 basis as promptly as practicable following on the settlement date.

In the event of death or disability prior to the settlement date, all Banked PSUs and dividend equivalent units will be settled within sixty (60) days of termination with the cash component valued as of the termination date. In the event of an involuntary termination without cause or resignation for good reason prior to the settlement date, (i) if the Market Vesting Condition has been satisfied, all Banked PSUs and dividend equivalent units will be settled within sixty (60) days of termination with the cash component valued as of the termination date; and (ii) if the Market Vesting Condition has not been satisfied, a pro-rata portion of the unearned PSUs based on service completed through the termination date will be retained, remain subject to the Market Vesting Condition, and if earned prior to the settlement date, will be settled together with any related dividend equivalent units as promptly as practicable following the settlement date with the cash component valued as of the settlement date. All other terminations result in immediate forfeiture of all PSUs and dividend equivalent units.

Upon any future Change in Control, the treatment of outstanding PSU Awards will be governed by Article 12 of the 2024 Omnibus Incentive Plan. If no qualifying replacement award is provided, settlement will be made on the effective date of the Change in Control, with one-half in shares of common stock and one-half in cash valued as of the effective date of the Change in Control. If a qualifying replacement award is provided, the award will continue under the terms of the replacement award.

In connection with the adoption of the PSU Program, the Compensation Committee and the Board of Directors of the Company approved grants of PSUs to certain executive officers. Such awards are subject to the terms and conditions of the form of Performance Stock Unit Award Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	The following exhibits are included with this report:

10.1	Form of Performance Stock Unit Award Agreement
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAYCOM CORP

Date: July 22, 2026	/s/ Kevin L. Thompson
Kevin L. Thompson,
Executive Vice President, Chief Financial Officer
and Secretary